UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CommonWealth REIT

(Name of Registrant as Specified In Its Charter)

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On March 10, 2014, CommonWealth REIT issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Confirms Commitment to Best in Class Governance by Permanently Waiving Option to Classify its Board Under Maryland Law

Newton, MA (March 10, 2014): CommonWealth REIT (NYSE: CWH) today announced the CWH Board of Trustees has confirmed its commitment to best in class governance by permanently waiving the option to classify its Board under provisions of the Maryland Unsolicited Takeover Act, or MUTA, unless approved by a majority of common shares outstanding.  The resolution includes the following:

“NOW THEREFORE IT IS HEREBY RESOLVED, that, pursuant to Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Company is hereby prohibited from electing to be subject to the provisions of Section 3-803 or otherwise providing for the Trustees of the Company to be divided into classes pursuant to Title 3, Subtitle 8 of the MGCL, and further provided that the foregoing prohibition may not be repealed unless the repeal of such prohibition, or the classification of the Trustees pursuant to Section 3-803, is approved by the holders of at least a majority of the issued and outstanding shares of beneficial interest in the Company that would be entitled to vote thereon;”

A copy of the Articles Supplementary adopted by the Board and filed with the State Department of Assessments and Taxation of Maryland making this resolution effective will be filed with the Securities and Exchange Commission.

As announced last year, the CWH Board has endorsed, and will submit to a shareholder vote at the June 2014 annual shareholders’ meeting, an amendment to CWH’s Declaration of Trust to allow for the de-classification of the Board and the annual election of all Trustees.  To facilitate this change, last year CWH opted-out of MUTA provisions which allow for classifying the Board.  The action announced today permanently precludes the CWH Board from opting-in to these provisions of MUTA without shareholder approval.

Adam Portnoy, President and Managing Trustee of CWH, made the following statement regarding today’s announcements:

“The Board’s actions to permanently waive its right to classify itself under Maryland law demonstrate our commitment to best in class corporate governance and confirm that CWH’s many corporate governance enhancements are irreversible and sincere.”

CommonWealth REIT is a real estate investment trust that primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

CWH, its Trustees and certain of its executive officers, and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Related/Corvex. On January 29, 2014, CWH filed a definitive consent revocation statement with the SEC in response to the Related/Corvex solicitation and has mailed the definitive consent revocation statement and form of WHITE consent revocation card to each shareholder entitled to deliver a written revocation in connection with the consent solicitation. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the definitive consent revocation statement filed by CWH with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain free of charge copies of the definitive consent revocation statement and any other documents filed by CWH with the SEC in connection with the Related/Corvex solicitation at the SEC’s website (http://sec.gov), at CWH’s website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

Contacts

Media Contacts:
Joele Frank Wilkinson Brimmer Katcher
Andrew Siegel/Jonathan Keehner
212-355-4449

or

Investor Contacts:
CommonWealth REIT
Timothy Bonang, Vice President, Investor Relations
Jason Fredette, Director, Investor Relations
617-796-8222
www.cwhreit.com

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